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                                                                   Exhibit 11.1

                       SERVICE CORPORATION INTERNATIONAL
                       COMPUTATION OF EARNINGS PER SHARE
                     (Thousands, except per share amounts)

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
                                                       SIX MONTHS ENDED JUNE 30,            THREE MONTHS ENDED JUNE 30,
                                                         1994              1993               1994               1993
___________________________________________________________________________________________________________________________
PRIMARY:
Income before cumulative effect of
    change in accounting principles   . . . . . . .    $  67,640         $  53,581          $  30,195          $  24,333
Cumulative effect of change in
    accounting principles (net of tax)  . . . . . .         -               (2,031)              -                  -
                                                       ---------         ---------          ---------          ---------
                                                       $  67,640         $  51,550          $  30,195          $  24,333
                                                       =========         =========          =========          =========
Average number of common shares
    outstanding . . . . . . . . . . . . . . . . . .       85,633            81,450             85,907             83,281
Common stock equivalents applicable to options
    outstanding resulting from application
    of the "treasury stock method" using
    average stock price . . . . . . . . . . . . . .          400               323                374                335
                                                       ---------         ---------          ---------          ---------
Average common and common equivalent shares
    used in earnings per share  . . . . . . . . . .       86,033            81,773             86,281             83,616
                                                       =========         =========          =========          =========
Primary Earnings Per Common Share:
Income before cumulative effect of change in
    accounting principles   . . . . . . . . . . . .    $     .79         $     .66          $     .35          $     .29
Cumulative effect of change in accounting
    principles (net of tax)   . . . . . . . . . . .         -                 (.03)              -                  -
                                                       ---------         ---------          ---------          ---------
Net income  . . . . . . . . . . . . . . . . . . . .    $     .79         $     .63          $     .35          $     .29
                                                       =========         =========          =========          =========
FULLY DILUTED:
Income before cumulative effect of change in
    accounting principles   . . . . . . . . . . . .    $  67,640         $  53,581          $  30,195          $  24,333
Add after tax interest expense applicable to
    convertible debentures  . . . . . . . . . . . .        4,037             4,540              2,036              1,975
                                                       ---------         ---------          ---------          ---------
Income as adjusted  . . . . . . . . . . . . . . . .       71,677            58,121             32,231             26,308
Cumulative effect of change in accounting
    principles (net of tax)   . . . . . . . . . . .         -               (2,031)              -                  -
                                                       ---------         ---------          ---------          ---------
                                                       $  71,677         $  56,090          $  32,231          $  26,308
                                                       =========         =========          =========          =========
Average number of common shares
    outstanding   . . . . . . . . . . . . . . . . .       85,633            81,450             85,907             83,281
Common stock equivalents applicable to options
    outstanding resulting from application of the
    "treasury stock method" using end of period
    stock price (if greater than average stock
    price for period) . . . . . . . . . . . . . . .          413               349                401                335
Assuming conversion of convertible debentures . . .       10,120            11,336             10,209              9,552
                                                       ---------         ---------          ---------          ---------
Average shares used in fully diluted earnings
    per share   . . . . . . . . . . . . . . . . . .       96,166            93,135             96,517             93,168
                                                       =========         =========          =========          =========
FULLY DILUTED EARNINGS PER COMMON SHARE:
Income before cumulative effect of change in
    accounting principles   . . . . . . . . . . . .    $     .74         $     .62          $     .33          $     .28
Cumulative effect of change in accounting
    principles (net of tax) . . . . . . . . . . . .         -                 (.02)              -                  -
                                                       ---------         ---------          ---------          ---------
Net income  . . . . . . . . . . . . . . . . . . . .    $     .74         $     .60          $     .33          $     .28
                                                       =========         =========          =========          =========


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